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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan of our reports dated October 31, 1998, on our audits of the combined financial statements and financial statement schedule of the Semiconductor Equipment Business of Varian Associates, Inc.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP



San Jose, California
March 31, 1999